Exhibit 10.02

KMG AMERICA CORPORATION
2004 EQUITY INCENTIVE PLAN

Stock Award Agreement

No. of shares covered by

Stock Award:

THIS STOCK AWARD AGREEMENT (this “Agreement”) dated as of the          day of                           , 20    , between KMG America Corporation, a Virginia corporation (the “Company”), and                                                                      (the “Participant”), is made pursuant and subject to the provisions of the Company’s 2004 Equity Incentive Plan (the “Plan”), a copy of which is attached hereto.  All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1.                                       Grant of Stock Award.  Pursuant to the Plan, the Company, on                           , 20     (the “Date of Grant”), granted to the Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, an award of                                    shares of the common stock of the Company (the “Common Stock”), hereinafter described as the “Stock Award.”

2.                                       Restrictions.  Except as otherwise provided in this Agreement, the shares of Common Stock covered by the Stock Award are nontransferable and are subject to a substantial risk of forfeiture.

3.                                       Limited Shareholder Rights.  Prior to forfeiture as described in paragraph 5 below, and before the shares of Common Stock covered by the Stock Award become nonforfeitable and transferable (“Vested”), the Participant will have all rights of a shareholder in such shares as provided under the Articles of Incorporation of the Company and applicable law for holders of Common Stock, including without limitation, the right to vote the shares of Common Stock and to receive dividends thereon; provided, however, that during such period (i) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of such shares, which shall remain subject to a substantial risk of forfeiture and nontransferable as described in this Agreement and (ii) the Company shall retain custody of the certificates evidencing such shares until they become Vested.

4.                                       Vesting.  Except as provided in Section 5 below, the Participant’s interest in the shares of Common Stock covered by this Stock Award shall become Vested at the time or times set forth on Schedule A attached hereto.

5.                                       Forfeiture.  [Except as set forth in Schedule A,]  If the Participant ceases to be employed by or provide services to the Company or any Affiliate for any reason, all shares of Common Stock that are covered by this Stock Award that are not then Vested shall be forfeited without any payment whatsoever to the Participant.

6.                                       Stock Power.  With respect to any shares of Common Stock covered by this Stock Award that are forfeited under this Agreement, the Participant does hereby irrevocably constitute and appoint                              or any successor Secretary of the Company (the “Secretary”) as his attorney to transfer the forfeited shares on the books of the Company with full power of substitution in the premises.  The Secretary shall use the authority granted in this paragraph to cancel any such shares of Common Stock that are forfeited under this Agreement.

7.                                       Additional Restrictions.  The Participant can only become Vested in the shares of Common Stock covered by this Stock Award during the Participant’s lifetime.  Neither this Stock Award nor the Participant’s right or interest in any shares of Common Stock covered by this Stock Award shall be liable for, or subject to, any lien, obligation or liability of the Participant.

8.                                       Custody of Certificates.  The Company shall retain custody of stock certificates evidencing the shares of Common Stock covered by this Stock Award.  The Company shall deliver to the Participant the stock certificates evidencing such shares of Common Stock that become Vested.

9.                                       Representations and Warranties of Participant.  The Participant represents and warrants to the Company that:

(a)          Agrees to Terms of the Plan and Agreement.  The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.  The Participant acknowledges that there may be adverse tax consequences upon acquisition or disposition of the shares of Common Stock covered by this Stock Award, and that Participant should consult a tax adviser prior to such acquisition or disposition.

(b)         Purchase for Own Account for Investment.  The shares of Common Stock covered by this Stock Award will be acquired for the Participant’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of such shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  The Participant has no present intention of selling or otherwise disposing of all or any portion of such shares.

(c)          Access to Information.  The Participant has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that the Participant reasonably considers important in making a decision to acquire the shares of Common Stock and the Participant has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.

(d)         Understanding of Risks.  The Participant is fully aware of: (i) the highly speculative nature of the investment in the Common Stock; (ii) the financial hazards involved in an investment in the Common Stock; (iii) the lack of liquidity of the Common Stock and the restrictions on transferability of the Common Stock (e.g., that the Participant may not be able to sell or dispose of the Common Stock or use it as collateral for loans); (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of investment in the Common Stock.  The Participant is capable of evaluating the merits and risks of this investment, has the ability to protect his own interests in this transaction and is financially capable of bearing a total loss of this investment.

(e)          No General Solicitation.  At no time was the Participant presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the shares of Common Stock.

(f)            Compliance with Securities Laws.  The shares of Common Stock covered by this Stock Award have been registered with the Securities and Exchange Commission (“SEC”) under the Securities Act and, notwithstanding any other provision of this Agreement or the Plan to the contrary, the right to acquire any such shares is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws.  The Participant agrees to cooperate with the Company to ensure compliance with such laws.

(g)         No Transfer Unless Registered or Exempt.  The Participant understands that he may not transfer any shares of Common Stock covered by this Stock Award unless such shares are registered under the Securities Act or qualified under applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available.  The Participant understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the shares.  The Participant has also been advised that exemptions from registration and qualification may not be available or may not permit the Participant to transfer all or any of the shares of Common Stock in the amounts or at the times proposed by him.

10.                                 Notice.  Any notice or other communication given pursuant to this Agreement, or in any way with respect to this Stock Award, shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the Company:	KMG America Corporation

If to the Participant:

11.                                 Fractional Shares.  Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle the Participant to a fractional share, such fractional share shall be disregarded.

12.                                 No Right to Continued Employment or Service.  This Stock Award does not confer upon the Participant any right with respect to continued employment by or service with the Company or any Affiliate, nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment or service at any time without assigning a reason therefor.

13.                                 Change in Capital Structure.  The terms of this Stock Award shall be adjusted in accordance with the terms and conditions of the Plan as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.

14.                                 Participant Bound by Plan.  The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all its terms and provisions.

15.                                 Conflicts.  In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.  All references herein to the Plan shall mean the Plan as in effect on the date hereof.

16.                                 Binding Effect.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, transferees and personal representatives of the Participant and the successors of the Company.

17.                                 Withholding Taxes.  At the applicable time, the Participant shall remit to the Company amounts sufficient to satisfy any federal, state or local withholding tax requirements by making payment (i) in cash, (ii) by certified check, (iii) by tendering shares of Common Stock (which, if acquired from the Company, have been held by the Participant for at least six months and which do not exceed the Company’s minimum withholding obligation), (iii) by a broker-assisted cashless exercise or (iv) by any combination of the aforementioned methods of payment.

18.                                 Governing Law.  This Agreement shall be governed by the laws of the Commonwealth of Virginia, except to the extent federal law governs.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Participant has affixed his or her signature hereto.

KMG America Corporation

By:
Title

PARTICIPANT:

SCHEDULE A

Vesting Schedule

This Stock Award shall become Vested with respect to one-fourth (1/4) of the shares of Common Stock covered by the Stock Award on each of the first, second, third and fourth anniversaries of the Date of Grant, provided that the Participant has been continuously employed by the Company or any Affiliate through each such time.  Additionally, the Stock Award shall become Vested with respect to one hundred percent (100%) of the shares of Common Stock covered by the grant upon (i) involuntary termination of the Participant’s employment or service by the Company or an Affiliate other than for Cause, (ii) voluntary termination of a Participant’s employment or service with the Company or an Affiliate by the Participant, (iii) the Participant’s death or (iv) the Participant’s Disability.

Notwithstanding the preceding paragraph, in the event of a Change in Control or at the time this Stock Award would otherwise be forfeited in connection with a Change in Control, the remaining shares of Common Stock covered by the Stock Award that have not yet become Vested will become Vested at such time to the extent not previously exercisable, provided the Participant has been continuously employed by the Company or an Affiliate until such time.